                                    TOKHEIM CORPORATION

                                    Fort Wayne, Indiana
                                       ------------

                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                      April 12, 1995
                                       ------------

TO THE STOCKHOLDERS OF TOKHEIM CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tokheim Corporation, an Indiana corporation, will be held in the Tokheim Employees' Clubhouse, 1700 Wabash Avenue, Fort Wayne, Indiana 46803, on Wednesday,
April 12, 1995, at 10:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect 3 directors for a 3-year term and 1 director for a 2-year term.

         2. To consider and act upon a proposal recommended by the Board of Directors to elect Coopers & Lybrand, L.L.P. as the independent auditors for the 1995 fiscal year.

         3. To transact any other business that may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 3, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    The Annual Report of the Company for the fiscal year ended November 30, 1994, including financial statements, has been mailed to all stockholders, and your Board of Directors urges you to read it.

                                       By Order of the Board of Directors,
                                       Jess B. Ford, Secretary

March 10, 1995

            ------------------------------------------------------------------

                                 YOUR VOTE IS IMPORTANT

                  The Board of Directors considers the vote of each stockholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.

            ------------------------------------------------------------------

                  The Board of Directors solicits the execution and
                       prompt return of the accompanying proxy.

                                      PROXY STATEMENT
                                      ---------------

    The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held April 12, 1995, at 10:00 a.m., Eastern Standard Time, and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone or telegraph. The Company will bear the cost of such solicitation.

    The Company's mailing address is P. O. Box 360, Fort Wayne, Indiana 46801; the Annual Meeting of Stockholders will be held in the Tokheim Employees' Clubhouse, 1700 Wabash Avenue, Fort Wayne, Indiana 46803. This Proxy Statement, with an enclosed proxy, was first mailed to stockholders on March 10, 1995.

    Stockholders of record at the close of business on February 3, 1995 are entitled to notice of and to vote at the meeting. On that date, there were outstanding and entitled to vote 7,853,151 shares of Common Stock, each share entitled to 1 vote, and 829,534 shares of Convertible Preferred Stock, each share entitled to 1 vote.

    When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder executes more than 1 proxy, the proxy having the latest date will revoke any earlier proxies. Attendance in person at the meeting by a stockholder will constitute revocation of a proxy, and the stockholder may vote in person.


ELECTION OF DIRECTORS
- ---------------------

    The Articles of Incorporation of the Company provide that there shall be 3 classes of directors, each class being elected for a 3-year term, and concluding in successive years. Three Class B Directors are to be elected at the 1995 Annual Meeting, 3 Class C Directors at the 1996 Annual Meeting, and 3 Class A Directors at the 1997 Annual Meeting. Also at the 1995 Annual Meeting, 1 Class A Director is to be elected for a 2-year term to fill the unexpired term of Mr. Bob F. Jesse. The Board of Directors of the Company amended the By-Laws on January 25, 1995 to reduce the number of members of the Board of Directors from 10 to 9 effective April 12, 1995. Subject to the right of stockholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) should not be available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

    All of the nominees to be elected at the 1995 Annual Meeting, except Mr. Richard W. Hansen, have been serving as directors and were elected by vote of the stockholders. Mr. Hansen is being nominated by the Board of Directors to fill the unexpired term of Mr. Bob F. Jesse. Mr. Jesse and Mr. James T. Smith are retiring in accordance with principles adopted by the Board of Directors governing automatic retirement of directors. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting is as follows:

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS              AGE          SINCE      FEB. 3, 1995
- ----------------------------              ---         --------    -------------

NOMINEES FOR ELECTION TO SERVE UNTIL THE 1998 ANNUAL MEETING

WALTER S. AINSWORTH                       66            1992         2,500
Retired; formerly served as
President and Chief Executive
Officer, from 1979 to 1992,
of Phelps Dodge Magnet Wire
Company, which produces and
markets, internationally,
magnet wire, the insulated
conductor for most electrical
systems.  He was Senior Vice
President of Phelps Dodge Corp.
from 1985 to 1992.  He is also
a director of Fort Wayne
National Corporation.


BERNARD D. COOPER                         52            1993         1,400
President and Chairman of the
Board of P.E.S. Inc., which
sells and distributes petroleum
equipment to the petroleum
industry.  He is also a
director of Hawkeye Bancorp.


DOUGLAS K. PINNER                         54            1992         1,003
President and Chief Executive
Officer of the Company since
1992.  From 1983 to 1992, he was
President of Slater Steels Fort
Wayne Specialty Alloys, a wholly
owned subsidiary of Slater
Industrial of Toronto, which
manufactures stainless steel
bar.

NOMINEE FOR ELECTION TO SERVE UNTIL THE 1997 ANNUAL MEETING

RICHARD W. HANSEN                         57              --            --
Chairman, President, and Chief
Executive Officer since 1977 of
Furnas Electric Company, a
leading manufacturer of industrial
electrical and electronic motor
control products.

    The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting is required for the election of directors.

                     THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS              AGE          SINCE      FEB. 3, 1995
- ----------------------------              ---         --------    -------------
DIRECTORS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

GERALD H. FRIELING, JR.                   64            1989         1,400
Chairman of the Board of the
Company since 1991.  He was
Chief Executive Officer of the
Company from 1991 to 1992; and
from 1979 to 1989, he was
Chairman of the Board, President,
and Chief Executive Officer of
National-Standard, a diversified
manufacturer of specialty wire,
metal products, and machinery.
He is also a director of CTS
Corporation.


DR. WINFRED M. PHILLIPS                   54            1986         1,200
Dean, College of Engineering
and Associate Vice President,
Engineering and Industrial
Experiment Station, of the
University of Florida.


IAN M. ROLLAND                            61            1981         1,725
Chairman and Chief Executive
Officer since 1992 of Lincoln
National Corporation, which
provides life insurance and
annuities, property-casualty
insurance and related services
through its subsidiary companies.
He was President and Chief
Executive Officer of Lincoln
National Corporation from 1975
to 1992.  He is also a director
of Lincoln National Corporation;
NIPSCO Industries, Inc.; Norwest
Bank Fort Wayne, N.A.; Norwest
Corporation; and Emphesys
Financial Group, Inc.

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR                               DIRECTOR    OWNED AS OF
EMPLOYMENT AND DIRECTORSHIPS             AGE           SINCE      FEB. 3, 1995
- ----------------------------             ---          --------    -------------

DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

ROBERT M. AKIN, III                       59            1993         2,400
President and Chief Executive
Officer since 1971 of Hudson
International Conductors, a
subsidiary of Phelps Dodge
Industries, a manufacturer of
specialty wires.


JAMES K. BAKER                            63            1993         1,200
Chairman of the Board since 1993
of Arvin Industries, Inc., a
global manufacturer of automotive
products.  From 1986 to 1993, he
was Chairman and Chief Executive
Officer of Arvin Industries, Inc.
He is also a director of Arvin
Industries, Inc.; NBD Bancorp;
PSI Resources, Inc.; Amcast
Industrial Corp.; The GEON
Company; CINergy; and Space
Industries International.


BOARD OF DIRECTORS AND BOARD COMMITTEES
- ---------------------------------------

   The Company's Board of Directors held 6 meetings during the past fiscal year. The Board of Directors has established the following Committees:
Audit, Compensation, Executive, and Technical. Members normally serve on a Committee for a 3-year period. Each director, other than Mr. Smith, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year. Mr. Smith was absent from 5 meetings of the Executive Committee due to travel commitments.

    AUDIT COMMITTEE: The Audit Committee, which consists of 3 nonemployee directors, met 4 times during the past fiscal year. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the stockholders. In addition, the Committee meets periodically with members of Internal Audit and the independent auditors to review (1) internal audits of a significant nature, (2) external scope in planning, and (3) management letters and significant items covered therein. The following directors currently comprise the Committee: James K. Baker; Gerald H. Frieling, Jr.; and Ian M. Rolland.

    COMPENSATION COMMITTEE: The Compensation Committee, which consists of 3 nonemployee directors, met 3 times during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the Committee: Walter
S. Ainsworth, Bob F. Jesse, and Ian M. Rolland.

    EXECUTIVE COMMITTEE: The Executive Committee, which consists of 3 nonemployee directors, met 8 times during the past fiscal year. The Committee reviews strategic plans of the Company and lends other assistance to the President and Chief Executive Officer as required. In addition, the Committee serves as a nominating committee for prospective directors. The Committee will consider candidates for nomination recommended by stockholders. Such recommendations may be submitted, in writing, to the Executive Committee and forwarded to the Company's mailing address. The following directors currently comprise the Committee: Gerald H. Frieling, Jr.; Bob F. Jesse; and James
T. Smith.

    TECHNICAL COMMITTEE: The Technical Committee, which consists of 4 nonemployee directors, met 2 times during the past fiscal year. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors currently comprise the Committee: Robert M. Akin, Bernard D. Cooper, Dr. Winfred M. Phillips, and James T. Smith.

EXECUTIVE COMPENSATION
- ----------------------

    The following tables set forth various aspects of executive compensation paid by the Company for services over the past 3 fiscal years to the Company's Chief Executive Officer and the 4 most highly compensated executive officers who were serving as such at the end of the fiscal year ended November 30, 1994.

                                     SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                  COMPENSATION
                                     ANNUAL COMPENSATION          AWARDS(1)
                                     -------------------          ------------
                                                        Other
                                                        Annual      Securities
                                                        Compen-     Underlying  All Other
Name and Principal                Salary       Bonus    sation      Options/    Compensa-
Position                 Year       $            $         $        SARs(#)     tion($)(2)
- ------------------       ----    --------     -------  ----------   ----------- ----------
Douglas K. Pinner        1994    $246,250     $25,000  $ 1,788(4)        --     $22,276(5)
President and Chief      1993     196,667      50,000    1,036(4)    85,322      12,661
Executive Officer        1992     126,875(3)       --       --       30,000         460

Jess B. Ford             1994     146,250      20,000      355(6)        --      10,102(7)
Vice President,          1993     115,000          --      224(6)    25,250       9,689
Finance, Secretary       1992      96,777      25,000       --        3,000       6,439
and Chief Financial
Officer

Anthony J. King          1994     144,583      15,000   11,268(9)        --      21,433(10)
Vice President,          1993     130,000          --    1,207(9)    15,000      11,535
International and        1992      36,458(8)   38,000   51,413(9)    15,000          --
Venture Development

Terry M. Fulmer          1994     141,250      20,000      714(11)       --      14,541(12)
Vice President,          1993     115,000          --   10,756(11)   26,750      13,124
Corporate Operations     1992      85,542      26,690   64,233(11)    2,000       5,954
and Planning

Arthur C. Prewitt        1994     139,583      10,000    1,009(14)       --      18,968(15)
Vice President,          1993     128,333          --      549(14)   15,000      11,091
Technology               1992      48,296(13)      --   17,438(14)   15,000          --


(1)   There were no Restricted Stock Awards and no long-term incentive plan
      (LTIP) payouts in the last fiscal year.

(2) In accordance with the rules of the Securities and Exchange Commission, a description of the amounts related to fiscal 1993 and 1992 has not been included. The Company provides the named executive officers with certain group life, health, medical, and other noncash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.

(3) Mr. Pinner first joined the Company in March 1992, and this compensation covers 9 months of compensation in fiscal 1992.

(4)   Represents taxes paid on Mr. Pinner's behalf in 1994 and 1993.

(5) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $3,538; term life insurance premiums of $3,526; and $15,212 estimated present value of cash surrender value to be received in future years.

(6)   Represents taxes paid on Mr. Ford's behalf in 1994 and 1993.

(7) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $8,044; term life insurance premiums of $699;
      and $1,359 estimated present value of cash surrender value to be received in future years.

(8) Mr. King first joined the Company in August 1992, and this compensation covers 4 months of compensation in fiscal 1992.

(9) Represents taxes paid on Mr. King's behalf in 1994 and 1993. The 1992 amount includes $50,488 to reimburse Mr. King for moving expenses and to compensate for a loss on the sale of his home related to relocation to the Company's headquarters in Fort Wayne, Indiana.

(10) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $6,983; term life insurance premiums of $2,500; and $11,950 estimated present value of cash surrender value to be received in future years.

(11) Represents taxes paid on Mr. Fulmer's behalf in 1994 and 1993. The 1992 amount includes $63,387 to reimburse Mr. Fulmer for moving expenses and to compensate for a loss on the sale of his home related to his relocation to the Company's headquarters in Fort Wayne, Indiana.

(12) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $7,769; term life insurance premiums of $1,408; and $5,364 estimated present value of cash surrender value to be received in future years.

(13 Mr. Prewitt first joined the Company in July 1992, and this compensation covers 5 months of compensation in fiscal 1992.

(14) Represents taxes paid on Mr. Prewitt's behalf in 1994 and 1993. The 1992 amount represents reimbursement of relocation expenses.

(15) Includes Company base and matching contributions to the Retirement Savings Plan, a 401(k) plan, of $7,677; term life insurance premiums of $1,990; and $9,301 estimated present value of cash surrender value to be received in future years.

    During the fiscal year ended November 30, 1994, no options or Stock Appreciation Rights (SARs) were granted, nor were any SARs exercised, and no long-term incentive plan awards were made to the Chief Executive Officer or the named executive officers in the table above.

                 AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                  Number of
                                                  Securities           Value of
                                                  Underlying           Unexercised
                                                  Unexercised          In-the-Money
                                                  Options/SARs         Options/SARs
                       Shares                     at Fiscal            at Fiscal
                       Acquired       Value       Year-End (#)         Year-End ($)
                       on Exercise    Realized    Exercisable (E)/     Exercisable (E)/
Name                      (#)           ($)       Unexercisable (U)    Unexercisable (U)
- ------------------     -----------    --------    -----------------    -----------------

Douglas K. Pinner      14,678         $101,829    60,322 (E)           $70,816 (E)
                                                  55,000 (U)            81,250 (U)

Jess B. Ford               --               --    16,625 (E)            19,727 (E)
                                                  12,625 (U)            19,727 (U)

Anthony J. King            --               --    20,000 (E)            30,469 (E)
                                                  10,000 (U)            15,469 (U)

Terry M. Fulmer            --               --    16,125 (E)            20,898 (E)
                                                  13,375 (U)            20,898 (U)

Arthur C. Prewitt          --               --    20,000 (E)            17,969 (E)
                                                  10,000 (U)            12,969 (U)

                            Compensation of Directors

     During fiscal year 1994, nonemployee directors of the Company received a quarterly retainer of $2,400; $800 for each meeting of the Board or a Committee of the Board attended in person; $400 for each Board or Committee meeting attended telephonically; and 200 shares of Common Stock, payable on December 1. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 70, whichever is later. The only current director participating in this plan is Bob F. Jesse, who deferred compensation of $21,200 during the past fiscal year. Directors who are officers or employees of the Company receive no additional compensation for their services as directors.

              Employment Contracts and Change-in-Control Arrangements

     The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information.
In addition, the agreements provide for termination benefits in the event of change of control of the Company, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of 24 months in the event termination occurs within 12 months from the date of change of control. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

                             Repricing of Options

The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Stock Incentive Plan.


                        Compensation Committee Report

Overview
- --------

     The Compensation Committee (the "Committee") is responsible for the approval and administration of compensation programs which relate to the pay levels of executive officers and selected key employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results which ultimately benefit the stockholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key employees.

Salaries
- --------

     It is the policy of the Committee to design a compensation program that is competitive with other manufacturing companies, and the Committee studied an independent analysis of salary ranges for equivalent positions in order to establish a suitable Peer Group. The Committee has stated that its policy will be that executive officers' base salaries should be at least within the first quartile of objectively established ranges of officers' salaries for like manufacturing companies within the Peer Group. The President and Chief Executive Officer informs the Committee of proposed remuneration for other executive officers that operate under his direction. The President and Chief Executive Officer's salary is recommended by the Committee and approved by the Board of Directors. The Peer Group utilized for executive compensation includes manufacturing companies within the Peer Group of the Performance Graph. The Peer Group consists of other manufacturing companies including companies with the standard industrial classifications for pump dispensing equipment.

     The increase of Mr. Pinner's base pay for 1994 was 22%. This increase was based on his guidance of the Company during the last fiscal year and achieving improved and positive operating results over the previous year and because Mr. Pinner's salary was below the target range for equivalent positions within the Peer Group. This increase placed Mr. Pinner within the applicable target range of the Tokheim studied Peer Group.

Stock Incentive Plan
- --------------------

     To encourage superior financial results, the Company, in 1992, implemented a Stock Incentive Plan which was approved by the stockholders at the 1993 annual stockholders' meeting. The purpose of this Plan is to promote the long-term financial performance of the Company by attracting and retaining high caliber executives and other key employees. It is also the policy of the Committee to distribute incentive stock awards to key individuals throughout management based on their performance in attainment of the Company's business objectives and business plan. The options granted under this program are vested over a number of years to encourage the financial growth of the Company plus the retainment of key personnel. No options were granted to the executive officers during the 1994 fiscal year.

Cash Bonuses
- ------------

     Also, to encourage superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This Plan is to encourage sustained progress and growth of the Company coupled with financial results for the benefit of its stockholders. The bonuses under this Plan are based on the attainment of corporate objectives as stated in the Company's Business Plan as approved by the full Board of Directors. Modest cash bonuses were awarded this year based on the Company attaining positive operating results for the year. The Company returned to profitability in 1994 after a long and hard effort to turn around its operations.

Committee Composition
- ---------------------

     This Report is submitted by the current members of the Board of Directors' Compensation Committee comprised of Walter S. Ainsworth, Chairman; Ian M. Rolland; and Bob F. Jesse.

                                       Walter S. Ainsworth, Chairman
                                       Bob F. Jesse
                                       Ian M. Rolland

                             Performance Graph

    This graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the Russell 2000 and the Peer Group:

                   COMPARATIVE FIVE-YEAR TOTAL RETURNS*
              TOKHEIM CORPORATION, RUSSELL 2000, PEER GROUP
                  (PERFORMANCE RESULTS THROUGH 11/30/94)

MEASUREMENT PERIOD/                 TOKHEIM           RUSSELL     PEER
FISCAL YEAR COVERED                 CORPORATION       2000        GROUP
- -------------------                 -----------       -------     -----

Measurement Point: 11/30/89         $100.00           $100.00     $100.00

November 30, 1990                     59.47             77.76       98.28
November 30, 1991                     45.52            109.29      105.84
November 30, 1992                     35.27            135.06      127.81
November 30, 1993                     58.35            160.69      183.50
November 30, 1994                     42.96            158.90      174.58

Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Tokheim common stock, Russell 2000, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

STOCK OWNERSHIP OF MANAGEMENT AND
CERTAIN OTHER BENEFICIAL OWNERS
- ---------------------------------

                                 Management Ownership

     The following table sets forth as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise specifically noted:

                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                     Common      Preferred    Exercisable
                          Common     Stock       Stock        Stock        Percent
       Name               Stock      in the RSP  in the RSP   Options      of Class
- -----------------------   ------     ----------  ----------   ----------   --------

Walter S. Ainsworth       2,500(1)       --          --            --          *
Robert M. Akin, III       2,400          --          --            --          *
James K. Baker            1,200          --          --            --          *
Bernard D. Cooper         1,400(2)(3)    --          --            --          *
Jess B. Ford                 --         373       1,553        16,625          *
Gerald H. Frieling, Jr.   1,400          --          --        36,500          *
Terry M. Fulmer              --         501       1,246        16,125          *
Bob F. Jesse              3,950(4)(5)    --          --         1,200          *
Anthony J. King           1,475         952         496        20,000          *
Dr. Winfred M. Phillips   1,200          --          --           500          *
Douglas K. Pinner           510         167         326        60,322          *
Arthur C. Prewitt            --         409         585        20,000          *
Ian M. Rolland            1,725          --          --         1,100          *
James T. Smith            1,550          --          --         1,200          *
Executive Officers
and Directors as a
Group (17 persons)       19,585       3,107       5,547       193,822         2.8

     *  Represents less than 1% of the Company's outstanding Common Stock.

(1) In addition, Catherine Ainsworth, wife, owns 178 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.

(2) In addition, Barbara Cooper, wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.

(3) In addition, P.E.S., Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.

(4)  In addition, American Steel Investment Corporation owns 10,000 shares.
     Mr. Jesse is a stockholder and member of the Board of Directors of American Steel Investment Corporation.

(5) In addition, Donna A. Jesse, wife, owns 4,000 shares, with respect to which Mr. Jesse disclaims any beneficial interest.

                              Other Beneficial Owners

     The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's Convertible Preferred Stock:

NAME OF INDIVIDUAL               AMOUNT AND NATURE OF       CLASS OF          PERCENT OF
OR IDENTITY OF GROUP             BENEFICIAL OWNERSHIP       SHARES            CLASS
- ----------------------------     --------------------       --------          ----------
Fort Wayne National Bank               829,534 (1)          Convertible          100.0
110 West Berry Street                                       Preferred
Fort Wayne, Indiana 46802                                   Stock

R. B. Haave Associates, Inc.           470,400              Common                 5.9
270 Madison Avenue                                          Stock
New York, New York 10016

Pioneering Management Corporation      774,200              Common                 9.9
60 State Street                                             Stock
Boston, Massachusetts 02114

State of Wisconsin Investment Board    600,000              Common                 7.6
P. O. Box 7842                                              Stock
Madison, Wisconsin 53707

(1) Represents shares of the Company's Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.

ELECTION OF INDEPENDENT AUDITORS
- --------------------------------

     The Company By-Laws provide that independent auditors shall be elected each year at the Annual Meeting of Stockholders and that an Audit Committee, comprised only of nonemployee directors, shall recommend independent auditors for consideration by the stockholders.

     The current Audit Committee has recommended selection of Coopers & Lybrand, L.L.P. as independent auditors for fiscal year 1995. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

          RESOLVED, That Coopers & Lybrand, L.L.P. be and hereby is elected independent auditors, to audit the accounts and records of the Company for fiscal year 1995, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

     Coopers & Lybrand, L.L.P. has audited the accounts of the Company for many years. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting and will be available to respond to appropriate questions from the stockholders or to make a statement if so desired.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING
- -------------------------------------------------

     Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Tokheim Corporation, P.O. Box 360, Fort Wayne, Indiana 46801, no later than November 10, 1995. Stockholder proposals received by this deadline, and complying with all other relevant proxy regulations, will be included in the Company's Proxy Statement relating to the 1996 Annual Meeting.



OTHER BUSINESS
- --------------

     The Board of Directors knows of no matters other than those specified above which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                       By Order of the Board of Directors,
                                       Jess B. Ford, Secretary

March 10, 1995